                       SECURITIES AND EXCHANGE COMMISSION

                              Washington D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                                 AUGUST 27, 1996
                                 Date of Report
                                (AUGUST 21, 1996)
                        (Date of earliest event reported)


                                  HBO & COMPANY
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)


       0-9900                                          37-0986839
- ------------------------                     ---------------------------------
(Commission File Number)                     (IRS Employer Identification No.)

       301 PERIMETER CENTER NORTH
              ATLANTA, GA                                 30346
- ----------------------------------------               ----------
(Address of principal executive offices)               (Zip Code)

                                 (770) 393-6000
               --------------------------------------------------
               Registrant's telephone number, including area code




                          Exhibit Index on page 2 of 4


                                   Page 1 of 4


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ITEM 5: OTHER EVENTS

     On August 21, 1996, HBO & Company of Georgia, a wholly owned subsidiary of HBO & Company (HBOC), completed the acquisition, by merger, of CyCare Systems, Inc. (CyCare) a Scottsdale, Arizona based provider of management software systems and electronic data interchange (EDI) services for medical group practices, faculty practice plans and medical enterprises.

     CyCare shareholders voted to approve the merger at a special meeting of shareholders held on August 21, 1996. CyCare shareholders received 0.86 of a share of HBOC common stock for each share of CyCare common stock. At closing, approximately 4.4 million HBOC shares were issued for the approximately 5.1 million outstanding CyCare shares. The transaction will be accounted for as a pooling of interests. Additional information is set forth in the press release attached as Exhibit 99.


ITEM 7:  FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits.

          EXHIBIT NO.              DESCRIPTION                        PAGE

               2         Agreement of Merger dated May 18, 1996 by    n/a
                         and among HBO & Company, HBO & Company of
                         Georgia and CyCare Systems, Inc.
                         (Incorporated by reference from Exhibit
                         2 to the registrant's Registration
                         Statement on Form S-4 (File No. 333-5663))

              99         HBO & Company News Release dated August 22,
                         1996                                         4


                                   Page 2 of 4

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        HBO & COMPANY
                                        (Registrant)

Date: August 27, 1996

                                         /s/ Jay P. Gilbertson
                                        ---------------------------------
                                        Jay P. Gilbertson
                                        Senior Vice President - Finance,
                                        Chief Financial Officer,
                                        Principal Accounting Officer,
                                        Treasurer and Assistant Secretary




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